UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 26, 2024

KLOTHO NEUROSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-41340	86-2727441
(Commission File Number)	(IRS Employer Identification No.)

13576 Walnut Street, Suite A
Omaha, NE 68144

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (833) 931-6330

ANEW Medical, Inc.

1115 Broadway, 12th Floor

New York, NY 10010

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	KLTO	The Nasdaq Stock Market LLC
Warrants	KLTOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Amendment No. 1 to the Current Report on Form 8-K originally filed on August 30, 2024 (the “Original Filing”) is being filed solely to correct the effective date of the resignation of Edward Cong Wang from the Company’s Board of Directors.

As previously disclosed, Mr. Wang, who is located in China, submitted his resignation via e-mail on Sunday, August 25, 2024. On Monday, August 26, 2024, the Company contacted Mr. Wang to confirm his resignation and to ask him whether he intended to exercise his contractual right to designate a successor. Mr. Wang responded later that day and confirmed he would not be appointing a replacement. Accordingly, the Company considered the resignation to have become finalized and thus effective on Monday, August 26, 2024. The Original Filing incorrectly stated that the resignation was effective on Sunday, August 25, 2024.

No other changes have been made to the Original Filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 26, 2024, Klotho Neurosciences, Inc., then known as ANEW Medical, Inc. (the "Company”) accepted the resignation of Edward Cong Wang as a member of the Company’s Board of Directors. Mr. Wang had served as a Director and Chief Financial Officer of the Company prior to the Company’s business combination and had agreed to remain as nominee of the Company’s original sponsor. On that date, Mr. Wang also waived his contractual right to appoint a designee to the Board of Directors to replace him.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 22, 2025	KLOTHO NEUROSCIENCES, INC.

	By:	/s/ Joseph Sinkule
	Name:	Joseph Sinkule
	Title:	Chief Executive Officer

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